Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  April 23, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 2.01	COMPLETION OF ACQUISITION OF ASSETS.

On April 23, 2007, we completed a transaction with BLP Holdings, LLC, a Texas limited liability company and Brian Paul for the purchase of 100% of the outstanding common stock of W.K.C., Inc., a Texas corporation (the "Business"), which owns and operate an adult entertainment cabaret known as New Orleans Nights ("New Orleans Nights") located in Fort Worth, Texas.

Pursuant to the Stock Purchase Agreement, we acquired the Business for a total cash purchase price of $4,900,000.  As part of the transaction, Brian Paul entered a five-year covenant not to compete with us or the Business.

In addition, RCI Holdings, Inc., our wholly owned subsidiary ("RCI"), entered into an Assignment of that certain Real Estate Sales Contract between Thomas Felsenthal and Conrad Schuberth (the "Sellers") and W.K.C., Inc. for the purchase of the real property located at 7101 Calmont, Fort Worth, Texas 76116 (the "Real Property") where New Orleans Nights is located for a total purchase price of $2,500,000 which consisted of $100,000 in cash and $2,400,000 payable in a six year Promissory Note to the Sellers which will accrue interest at the rate of 7.25% for the first two years, 8.25% for years three and four and 9.25% thereafter (the "Promissory Note").  The Promissory Note is secured by a Deed of Trust and Security Agreement.  Further, RCI entered into an Assignment and Assumption of Lease Agreement with Sellers to assume the lease agreement for the Real Property.

We intend to change the name of the Business to Rick's Cabaret.  The terms and conditions of the transaction were the result of extensive arm's length negotiations between the parties.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION.

RCI paid a total purchase price of $2,500,000 for the acquisition of the Real Property, payable $100,000 in cash at closing and $2,400,000 payable in a six year Promissory Note to Sellers which will accrue interest at the rate of 7.25% for the first two years, 8.25% for years three and four and 9.25% thereafter. The principal payments are based upon a nine (9) year amortization schedule. The Promissory Note is secured by a Deed of Trust and Security Agreement.

The Promissory Note is payable as follows:

(a)
The principal of, and all accrued interest thereon, shall be due and payable in twenty-four (24) equal monthly installments of Thirty Thousand Three Hundred Nineteen Dollars and 86/100 cents ($30,319.86), beginning May 23, 2007 and continuing through April 23,  2009.

(b)
After that date the unpaid principal balance and interest are payable in twenty-four (24) equal monthly installments of Thirty One Thousand Three Hundred Eight Dollars and 01/100 Cents ($31,308.01), beginning May 23, 2009 and continuing through April 23, 2011.

(c)
After that date the unpaid principal balance and interest are payable in twenty-four (24) equal monthly installments of Thirty Two Thousand Fifty Dollars and 37/100 Cents ($32,050.37), beginning May 23, 2011 and continuing through April 23, 2013, and in one final installment on May 23, 2013 in the amount of the unpaid principal and accrued, unpaid interest as of that date.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

The financial statements and pro forma financial information required by Items 9.01(a) and 9.01(b) are not available.  Such financial statements will be filed no later than July 9, 2007.

(c)	Exhibits

Exhibit	Description

10.1	Stock Purchase Agreement dated April 23, 2007
10.2	Non-Compete Agreement dated April 23, 2007
10.3	Real Estate Sales Contract dated April 4, 2007
10.4	Promissory Note dated April 23, 2007 between RCI Holdings, Inc. and Sellers in the principal amount of $2,400,000
10.5	Deed of Trust and Security Agreement dated April 23, 2007
99.1	Press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: April 25, 2007
	/s/	Eric Langan
	By:	Eric Langan
Chairman, President, Chief Executive Officer
and Chief Financial Officer